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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                     STATE OF INCORPORATION
------------------                                     ----------------------

Acumed Pharmaceuticals, Inc.                                  Delaware
Ara Pharmaceuticals, Inc.                                     Delaware
Boston Life Sciences International, Inc.                      Delaware
Coda Pharmaceuticals, Inc.                                    Delaware
Neurobiologics, Inc.                                          Delaware
ProCell Pharmaceuticals, Inc.                                 Delaware